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                TRADEMARK AND INTELLECTUAL PROPERTY AGREEMENT

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                              TABLE OF CONTENTS

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                                                                  Page

1.   DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . .    1
     1.1    Masada Confidential Information . . . . . . . . . .    1
     1.2    Centennial Confidential Information . . . . . . . .    1
     1.3    Intellectual Property . . . . . . . . . . . . . . .    2
     1.4    Marketing-Related Materials . . . . . . . . . . . .    2
     1.5    Services  . . . . . . . . . . . . . . . . . . . . .    2
     1.6    Trademarks. . . . . . . . . . . . . . . . . . . . .    2
     1.7    Territory . . . . . . . . . . . . . . . . . . . . .    2

2.   LICENSES . . . . . . . . . . . . . . . . . . . . . . . . .    3
     2.1    Trademarks and Trade Name . . . . . . . . . . . . .    3
     2.2    Intellectual Property . . . . . . . . . . . . . . .    3
     2.3    Transfers or Assignments. . . . . . . . . . . . . .    3
     2.4    Joint Purchasing . . . .  . . . . . . . . . . . . .    3

3.   QUALITY CONTROL. . . . . . . . . . . . . . . . . . . . . .    3
     3.1    Conformance With Standards. . . . . . . . . . . . .    3
     3.2    Provision of Services . . . . . . . . . . . . . . .    4
     3.3    Service Standards . . . . . . . . . . . . . . . . .    4
     3.4    Quality Control . . . . . . . . . . . . . . . . . .    4
     3.5    Labeling . . .  . . . . . . . . . . . . . . . . . .    4

4.   TRADEMARK LICENSE LIMITATIONS. . . . . . . . . . . . . . .    4
     4.1    Use of Trademarks . . . . . . . . . . . . . . . . .    4
     4.2    Registration. . . . . . . . . . . . . . . . . . . .    5
     4.3    Enforcement . . . . . . . . . . . . . . . . . . . .    5

5.   MARKETING. . . . . . . . . . . . . . . . . . . . . . . . .    6
     5.1    Marketing Efforts . . . . . . . . . . . . . . . . .    6
     5.2    Use of Other Trademarks . . . . . . . . . . . . . .    6

6.   CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . .    6
     6.1    Masada Confidential Information . . . . . . . . . .    6
     6.2    Centennial Acknowledgement. . . . . . . . . . . . .    6
     6.3    Centennial Confidential Information . . . . . . . .    6
     6.4    Masada Acknowledgement. . . . . . . . . . . . . . .    7

7.   WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . .    7
     7.1    Authority . . . . . . . . . . . . . . . . . . . . .    7
     7.2    Rights to Trademarks and Intellectual Property. . .    7


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
8.   INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . .   8
     8.1    Centennial Indemnification . . . . . . . . . . . . .   8
     8.2    Masada Indemnification . . . . . . . . . . . . . . .   8

9.   TERM; TERMINATION . . . . . . . . . . . . . . . . . . . . .   9
     9.1    Term . . . . . . . . . . . . . . . . . . . . . . . .   9
     9.2    Termination For Insolvency . . . . . . . . . . . . .   9
     9.3    Termination for Breach . . . . . . . . . . . . . . .  10
     9.4    Rights on Termination  . . . . . . . . . . . . . . .  11
     9.5    Actions Upon Termination . . . . . . . . . . . . . .  11

10.  GOVERNMENT APPROVALS. . . . . . . . . . . . . . . . . . . .  11
     10.1   Required Approvals . . . . . . . . . . . . . . . . .  11
     10.2   Compliance with Laws . . . . . . . . . . . . . . . .  11

11.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . .  11
     11.1   Notices  . . . . . . . . . . . . . . . . . . . . . .  11
     11.2   Entire Agreement . . . . . . . . . . . . . . . . . .  12
     11.3   No Waiver  . . . . . . . . . . . . . . . . . . . . .  12
     11.4   No Strict Construction . . . . . . . . . . . . . . .  13
     11.5   Severability . . . . . . . . . . . . . . . . . . . .  13
     11.6   Governing Law and Jurisdiction . . . . . . . . . . .  13
     11.7   Relationship of the Parties  . . . . . . . . . . . .  13
     11.8   No Third Party Beneficiaries . . . . . . . . . . . .  13
     11.9   Counterparts . . . . . . . . . . . . . . . . . . . .  13

     EXHIBIT 1.3 - Intellectual Property . . . . . . . . . . . .  15

     EXHIBIT 1.6 - Trademarks . . . . . .  . . . . . . . . . . .  16

     EXHIBIT 2.2 - Training Schedule . . . . . . . . . . . . . .  17

     EXHIBIT 2.4 - Joint Purchasing. . . . . . . . . . . . . . .  18



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                    TRADEMARK AND INTELLECTUAL PROPERTY AGREEMENT


        THIS TRADEMARK AND INTELLECTUAL PROPERTY AGREEMENT is made and entered into this 10th day of June, 1994 (the "Effective Date"), by and between Masada Security, Inc., a Delaware corporation with its principal place of business in Birmingham, Alabama ("Masada"), and Centennial Security, Inc., a Delaware corporation with its principal place of business in Denver, Colorado ("Centennial").

                                  RECITALS

        WHEREAS, Masada and Centennial have entered into that certain Purchase Agreement dated as of the date hereof (the "Purchase Agreement"); and

        WHEREAS, pursuant to the Purchase Agreement and as consideration for shares of Centennial's Class B Common Stock, Masada agreed to grant to Centennial certain licenses to the Trademarks (as hereinafter defined), to provide the Intellectual Property (as hereinafter defined), and to perform other services and obligations, all as set forth herein.

        NOW, THEREFORE, in consideration of the premises and the covenants contained herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1. DEFINITIONS. The following terms, when used herein with initial capital letters, shall have the meanings ascribed to them in this
Article 1. All terms used herein with initial capital letters but not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

        1.1     MASADA CONFIDENTIAL INFORMATION.   The term "Masada Confidential
Information" shall mean the elements of the Intellectual Property and all technical information, technology, formulae, information, system designs, prototypes, ideas, inventions, improvements, data, files, supplier and customer identities and lists, accounting records, forecasts, project management plans, marketing plans and business plans relating to this Agreement to which Masada, or one of its suppliers or customers has rights, that are not generally known to the public, and all copies and tangible embodiments thereof (in whatever form or medium); provided, however, that any of the foregoing shall not be considered Masada Confidential Information if it: (a) has become publicly known through no wrongful act or breach of any obligation or confidentiality by Centennial; (b) was rightfully received by Centennial from a person or entity without a breach of any agreement by such person or entity; (c) was approved for release by written authorization from the party having rights therein; or
(d) was developed independently of the party having rights in same.

        1.2     CENTENNIAL CONFIDENTIAL INFORMATION.   The term "Centennial
Confidential Information" shall mean the formulae, processes, procedures, technology, methods and

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directions (whether or not in written form) proprietary to Centennial and useful to (i) provide the Services and (ii) acquire and integrate businesses that provide the Services or services similar to the Services, other than Intellectual Property and all technical information, technology, formulae, information, system designs, prototypes, ideas, inventions, improvements, data, files, supplier and customer identities and lists, accounting records, forecasts, project management plans, marketing plans and business plans to which Centennial or its suppliers or customers has rights, and all copies and tangible embodiments thereof (in whatever form or medium), that are not generally known to the public; provided, however, that any of the foregoing shall not be considered Centennial Confidential Information if it: (a) was first Masada Confidential Information; (b) has become publicly known through no wrongful act or breach of any obligation or confidentiality on the receiving person or entity's or any person or entity's part; (c) was rightfully received from a person or entity without a breach of any agreement by such person or entity; (d) was approved for release by written authorization from the party having rights therein; or (e) was developed independently of the party having rights in same.

        1.3 INTELLECTUAL PROPERTY. The term "Intellectual Property" shall mean the formulae, processes, procedures, technology, techniques, know-how, trade secrets, patents, licenses, copyrights, methods and directions (whether or not in written form) and any other rights proprietary to Masada and useful to (i) provide the Services and (ii) to acquire and integrate entities or assets, that provide or are used to provide the Services or services similar to the Services as further described in Exhibit 1.3, attached hereto and incorporated herein.

        1.4     MARKETING-RELATED MATERIALS.   The term "Marketing-Related
Materials" shall mean all communications, whether or not in written form, including, without limitation, promotional materials and newspaper, radio or television advertising which display one or more of the Trademarks or are intended to promote the awareness, sale, or image of the Services.

        1.5 SERVICES. The term "Services" shall mean the provision of security-related services, including, without limitation, monitoring security systems and installation of equipment related thereto.

        1.6 TRADEMARKS. The term "Trademarks" shall mean the trademarks, trade names, service marks, trade dress, trade designations and logos identified in Exhibit 1.6, attached hereto and incorporated herein, as may be amended in writing by the parties hereto from time to time during the term of this Agreement, which Masada shall license to Centennial pursuant to this Agreement.

        1.7     TERRITORY.   The term "Territory" shall mean the states of
California north of Sacramento, Colorado, Connecticut, Delaware, Idaho, Illinois, Indiana, Iowa, Kansas, Maine, Maryland (excluding the territory consisting of suburban Washington, D.C., through and including the Baltimore metropolitan area,) Massachusetts, Michigan, Minnesota, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New York, North Dakota, Ohio,

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Oregon, Pennsylvania, Rhode Island, South Dakota, Utah, Vermont,
Washington, Wisconsin and Wyoming in the United States and the country of Canada, or such other or different states, countries or other territories as to which Centennial and Masada may from time to time agree in writing.

2.      LICENSES.

        2.1     TRADEMARKS AND TRADE NAME.   Subject to the terms and conditions
contained herein, Masada hereby grants to Centennial an exclusive license in the Territory to use the Trademarks and the trade name "Masada" in connection with marketing, promoting, advertising, selling and rendering the Services. During the term of this Agreement, each of Masada and Centennial shall provide Services only under the Masada trade name unless otherwise agreed by the parties.

        2.2     INTELLECTUAL PROPERTY.   Masada hereby grants to Centennial an
exclusive license in the Territory to use the Intellectual Property. Masada shall provide the Intellectual Property to Centennial commencing on a date reasonably requested by Centennial at any time after the date of this Agreement and shall educate and train Centennial and persons designated by Centennial in the use of the Intellectual Property, on the terms described in Exhibit 2.2 attached hereto and incorporated herein.

        2.3 TRANSFERS OR ASSIGNMENTS. Centennial shall not grant sublicenses, sell or otherwise transfer any rights under this Agreement to any person or entity without the prior written approval from Masada (a) of such person or entity and (b) of the form and substance of a written agreement pursuant to which Centennial desires to grant such sublicense, sell or otherwise transfer any such rights, which such approval will not be unreasonably withheld; provided, however, that Centennial may grant any sublicenses, sell or otherwise transfer any rights under this Agreement to any entity wholly-owned by Centennial without Masada's consent.

        2.4     JOINT PURCHASING.   Masada shall coordinate with and assist
Centennial in any manner reasonably requested by Centennial in purchasing items to be used in Centennial's business, including, without limitation, the items set forth in Exhibit 2.4 attached hereto and incorporated herein (including, without limitation, allowing Centennial to use, if permissible, any vendor discounts available to Masada), such that Centennial may purchase such items on price and other material terms more favorable to Centennial than Centennial could otherwise obtain.

3.      QUALITY CONTROL

        3.1     CONFORMANCE WITH STANDARDS.   Centennial and Masada shall each
use their respective best efforts to ensure, for themselves, that all their respective Services and Marketing-Related Materials meet the quality standards that Masada shall establish from time to time in its best professional judgement and to which it and its subsidiaries comply in providing Services and in Marketing-Related Materials.

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        3.2       PROVISION OF SERVICES.  Centennial shall not materially
alter, modify or vary the Services or Trademarks without the prior written consent of Masada, which consent will not be unreasonably withheld. As soon as practicable, Centennial shall advise Masada of any material proposed alterations, modifications, or variations in the Services or Trademarks which Centennial has developed, acquired, or otherwise has knowledge of and which it lawfully desires to use. Centennial shall have the right to use such alterations, modifications and variations only after Masada provides such consent. Masada shall as promptly as practicable, but in any event within ten days after receipt of notice thereof, provide written notice to Centennial either granting its consent or denying its consent; provided, however, that if Masada denies its consent it shall specify in reasonable detail the reasons for such denial, and the same shall be certified by an authorized officer of Masada; and provided further, however, that if Masada fails to provide written notice to Centennial within such ten-day time period, Masada shall be deemed to have consented to Centennial's use of any such alterations, modifications or variations.

        3.3 SERVICE STANDARDS. Centennial hereby agrees to maintain the quality and integrity of the Services sold and provided under the Trademarks, and otherwise to provide the Services and employ Marketing-Related Materials in accordance with the applicable Intellectual Property and accepted good business practices, and to ensure that the Services provided hereunder are of a quality reasonably satisfactory to Masada.

        3.4 QUALITY CONTROL. Except as otherwise provided herein, each of Masada and Centennial shall be responsible for and shall bear all their respective costs for ensuring that the Services and the marketing and sale thereof (including, without limitation, Marketing-Related Materials) meet the applicable quality specifications set forth in the Intellectual Property. Each party shall, at its own expense, and upon reasonable written notice from the other party, supply the other party with finished samples of Marketing-Related Materials. Masada hereby agrees to maintain the quality and integrity of the Services it sells and provides under the Trademarks, and otherwise to provide such Services and employ Marketing-Related Materials in accordance with the applicable Intellectual Property and accepted good business practices, and to ensure that the Services it provides meet the applicable quality specifications set forth in the Intellectual Property.

        3.5       LABELING.   Each of Masada and Centennial shall label, or
cause to be labeled, all Services, products relating thereto, and Marketing-Related Materials in compliance with all applicable laws therefor.


4.     TRADEMARK LICENSE LIMITATIONS.

        4.1 USE OF TRADEMARKS. Centennial shall seek the advice of Masada on all material matters relating to the use of the Trademarks prior to the first use thereof in connection with any Services or Marketing-Related Materials, or any advertising or promotional item, and thereafter prior to each new type of use thereof. Centennial shall make such changes as Masada, in its best professional judgement, shall advise, including any


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description used in connection with any Trademark.  At the request of
Masada, Centennial shall provide Masada with copies, photographs or samples of advertising copy, marketing and promotional materials, documentation and technical materials and other materials used in connection with the Services or Marketing-Related Materials and any other materials bearing the Trademarks.

        4.2       REGISTRATION.   Masada shall use its best efforts to
federally register with all due expedience and maintain the "Masada Security" Trademark in the United States at its expense. Centennial will comply with all applicable registrations requirements, and Masada will assist Centennial in such compliance, in those jurisdictions in the Territory in which Centennial intends to provide the Services where registration of a user of trademarks or registration of trademark licenses is required, and otherwise comply with the applicable laws of the relevant jurisdiction, all at Centennial's expense.
Each of Centennial and Masada shall furnish the other party with all reasonably requested information (including specimens and samples illustrative of the manner of use of the Trademarks) and documentation (including the execution and delivery of any and all affidavits, declarations, oaths and other documentation) to assist such party in maintaining trademark protection and registrations pursuant to this Section 4.2.

        4.3     ENFORCEMENT.   Each of Centennial and Masada shall keep diligent
watch: (a) to detect any trademarks, trade names, service marks, trade dress, trade designations and logos that may infringe the Trademarks; and (b) to detect any goods or services that may misappropriate the Intellectual Property. Centennial shall promptly notify Masada (a) of any actual or suspected infringement or misuse of the Trademarks, or (b) of any information which may adversely affect the Trademarks, the Intellectual Property, Masada or Centennial. Such notification shall include all available information regarding such activity and shall identify all persons having knowledge thereof. Centennial may take any action it deems reasonably necessary with respect to any person or entity in order to enforce any rights regarding the Trademarks or Intellectual Property in the Territory at its own expense, and shall be entitled to retain for itself any monetary recovery in connection therewith, whether pursuant to a judgement entered in connection with litigation or arbitration, in settlement thereof, or otherwise; provided, however, that Masada shall be entitled to its reasonable out-of-pocket expenses (including reasonable legal fees) incurred in connection with assisting Centennial in such action. Masada agrees to be joined in any such action and/or otherwise to assist Centennial in such action. Should Centennial advise Masada in writing that it does not intend to pursue any action to enforce any rights regarding the Trademarks or Intellectual Property in the Territory, Masada may pursue such action in the Territory at its own expense, and shall be entitled to retain for itself any monetary recovery in connection therewith, whether pursuant to a judgement entered in connection with litigation or arbitration, in settlement thereof, or otherwise; provided, however, that Centennial shall be entitled to its reasonable out-of-pocket expenses
(including reasonable legal fees) incurred in connection with assisting Masada in such action. Centennial agrees to be joined in any such action and/or otherwise to assist Masada in such action.

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5.      MARKETING.

        5.1 MARKETING EFFORTS. Centennial shall use its best efforts to use the Trademarks, as applicable, in connection with marketing, promoting, advertising, distributing and selling the Services and otherwise in Marketing-Related Materials.

        5.2 USE OF OTHER TRADEMARKS. Centennial shall market, promote, advertise, and sell the Services under the Trademarks as appropriately designated and displayed in the light of good trademark practice and usage, applicable trademark laws and customs. Centennial shall not market, promote, advertise or sell the Services, including through the use of Marketing-Related Products in connection with any trademark, trade name, service mark, trade dress, trade designation or logo other than the Trademarks, unless previously approved in writing by Masada, which approval will not be unreasonably withheld.

6.       CONFIDENTIALITY.

        6.1      MASADA CONFIDENTIAL INFORMATION.   During the term of this
Agreement and at all times thereafter, Centennial shall keep and maintain Masada Confidential Information in confidence and, except as otherwise provided herein, Centennial (a) shall not use any Masada Confidential Information, and
(b) shall not provide or otherwise make available, whether directly or indirectly, any Masada Confidential Information to any person or entity other than (i) to Centennial's employees or agents for the purpose performing their duties for Centennial, or (ii) as required by law or court order. Centennial shall treat Masada Confidential Information with the same degree of care with which it treats its own confidential information.

        6.2     CENTENNIAL ACKNOWLEDGEMENT.   Centennial acknowledges that use
by it outside the rights granted herein or communication of Masada Confidential Information to third parties other than as contemplated herein would cause immediate and irreparable harm to Masada for which money damages are inadequate. Therefore, Centennial agrees that Masada will be entitled to injunctive relief for breach of Section 6.1 hereof without proof of actual damages or the posting of bond or other security. Such remedy shall not be deemed to be the exclusive remedy for breach of Section 6.1 hereof but shall be in addition to all other remedies available at law or in equity.

        6.3 CENTENNIAL CONFIDENTIAL INFORMATION. During the term of this Agreement and at all times thereafter, Masada shall keep and maintain Centennial Confidential Information in confidence and, except as otherwise provided herein, Masada (a) shall not use any Centennial Confidential Information, and (b) shall not provide or otherwise make available, whether directly or indirectly, any Centennial Confidential Information to any person or entity other than (i) to Masada's employees or agents for the purpose performing their duties for Masada under this Agreement, or (ii) as required by law or court order. Masada shall treat Centennial Confidential Information with the same degree of care with which it treats its own confidential information.

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        6.4     MASADA ACKNOWLEDGEMENT.   Masada acknowledges that use by it
outside the rights granted herein or communication of Centennial Confidential Information to third parties other than as contemplated herein would cause immediate and irreparable harm to Centennial for which money damages are inadequate. Therefore, Masada agrees that Centennial will be entitled to injunctive relief for breach of Section 6.3 hereof without proof of actual damages or the posting of bond or other security. Such remedy shall not be deemed to be the exclusive remedy for breach of Section 6.3 hereof but shall be in addition to all other remedies available at law or in equity.

7.       WARRANTIES

        7.1 AUTHORITY. Masada and Centennial represent and warrant that they have full power and authority to enter into and to perform this Agreement.

        7.2     RIGHTS TO TRADEMARKS AND INTELLECTUAL PROPERTY.

                (a) To the best of its knowledge, Masada, together with its subsidiaries, owns and possesses all right, title and interest in and to, or has a valid and enforceable license from third parties to use, all the Trademarks, Intellectual Property, and other Masada Confidential Information which could be contemplated by this Agreement free and clear of all liens, licenses, security interests, encumbrances and other restrictions other than a general intangibles security interest held by State Street Bank and Trust Company (the "Bank") for itself and as agent for Citizens Savings Bank of Rhode Island pursuant to that certain Revolving Credit and Term Loan Agreement dated February 11, 1994 (the "Credit Agreement"). Masada agrees to comply with the provisions of the Credit Agreement, to not default under the Credit Agreement and to otherwise prevent the occurrence of any event that would allow the Bank to exercise any remedies under such security interest or that otherwise may adversely affect Centennial's rights to use the Trademarks, Intellectual Property or Masada Confidential Information as contemplated under this Agreement.

                (b) Neither Masada nor any of its subsidiaries has received any notice of infringement, misappropriation or conflict from any third party as to such Trademarks, Intellectual Property, Masada Confidential Information or otherwise contesting the validity, enforceability, use or ownership of any of such Trademarks, Intellectual Property and Masada Confidential Information which has not been resolved or disposed of and there are no grounds for the same, and neither Masada nor any of its subsidiaries has infringed, misappropriated or otherwise conflicted with rights of third parties similar to the Trademarks, Intellectual Property and Masada Confidential Information.

                (c) Masada has taken or will take with all due expedience after the date of this Agreement all necessary and prudent action to maintain and protect any Intellectual Property and Trademarks and will continue to take all necessary and prudent actions to maintain and protect any Intellectual Property and Trademarks so as to not materially adversely affect the validity or enforceability of any Intellectual Property or Trademarks. To Masada's best knowledge, the owners of any Intellectual Property or Trademarks licensed



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
to Masada have taken all necessary and desirable action to maintain and protect the Intellectual Property or Trademarks subject to such licenses. Neither Masada nor any subsidiary has disclosed any material confidential information developed or utilized by Masada or any such subsidiary to any third party except on a confidential basis and with no intention to entitle such third party to use such information other than for the purposes indicated by Masada in its communications with such third party nor, to Masada's best knowledge, has any third party disclosed confidential information developed or utilized by Masada or any such subsidiary to any person not an employee of Masada, of any such subsidiary or of the third party.

8.       INDEMNIFICATTON.

        8.1 CENTENNIAL INDEMNIFICATION. (a) Centennial shall defend, indemnify and hold Masada and its affiliates, and its and their officers, directors, stockholders, employees and agents harmless and shall pay all losses, damages, fees, expenses or costs (including reasonable attorney's fees) incurred by them based upon or relating to any claim made by any person or entity relating to Centennial's provision of the Services or use of Marketing-Related Materials in connection with which any of the Trademarks is used, or based upon any claim: (i) arising from any act or omission of Centennial or its stockholders (other than Masada or any of its officers or directors), officers, directors, employees or agents related to this Agreement;
(ii) arising from the misuse, disclosure, or misappropriation by any person or entity of any Masada Confidential Information obtained from Centennial by such person or entity; (iii) arising from any failure by Centennial to obtain any necessary license, permit or approval; (iv) alleging or arising from any breach by Centennial of any of its obligations, representations or warranties herein;
(v) arising out of any claim relating to Centennial's actions or omissions in connection with this Agreement by any person or entity seeking remedies beyond the remedies set forth in Section 6.2 hereof; or (vi) alleging any breach by Centennial of any agreement related to the Services or the Marketing-Related Materials between Centennial and any person or entity, except for any of the foregoing contained in clauses (i) through (vi) which arise from Masada's or its affiliates or their officers, directors, stockholders (other than Centennial or any of its directors or officers), employees or agents gross negligence, reckless or intentional misconduct or fraud.

                (b) Masada shall notify Centennial of claim under Section 8.1(a) hereof in a timely fashion after receiving knowledge thereof.
Centennial shall assume control of the defense or settlement of such claim from Masada; provided, however, Masada shall be entitled to be represented by its own counsel (at its own expense) and to participate fully in the defense of any claim. Notwithstanding the foregoing, Centennial shall not, without the prior written consent of Masada, effect any settlement of any pending or threatened proceeding in respect of which Masada is or could have been a party and indemnity could have been sought hereunder by Masada, unless such settlement includes an unconditional release of Masada from all liability arising out of such proceeding.

        8.2 MASADA INDEMNIFICATION. (a) Masada shall defend, indemnify and hold Centennial and its affiliates, and its and their officers, directors, stockholders (other than

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Masada or any of its officers and directors), employees and agents harmless and shall pay all losses, damages, fees, expenses or costs
(including reasonable attorney's fees) incurred by them based upon or relating to any claim made by any person or entity relating to Masada's provision of the Services or use of Marketing-Related Materials in connection with which any of the Trademarks is used, or based upon any claim: (i) arising from any act or omission of Masada or its stockholders, officers, directors, employees or agents related to this Agreement; (ii) arising from the misuse, disclosure, or misappropriation by any person or entity of any Centennial Confidential Information obtained from Masada by such person or entity; (iii) arising from any failure by Masada to obtain any necessary license, permit or approval; (iv) alleging or arising from any breach by Masada of any of its obligations, representations or warranties herein; (v) arising out of any claim relating to Masada's actions or omissions in connection with this Agreement by any person or entity seeking remedies beyond the remedies set forth in Section 6.4 hereof; or (vi) alleging any breach by Masada of any agreement related to the Services or the Marketing-Related Materials between Masada and any person or entity, except for any of the foregoing contained in clauses (i) through (vi) which arise from Centennial's or its affiliates or their officers, directors, stockholders (other than Masada or any of its directors or officers), employees or agents gross negligence, reckless or intentional misconduct or fraud.

        (b) Centennial shall notify Masada of claim under Section 8.2(a) hereof in a timely fashion after receiving knowledge thereof. Masada shall assume control of the defense or settlement of such claim from Centennial; provided, however, that Centennial shall be entitled to be represented by its own counsel (at its own expense) and to participate fully in the defense of any claim. Notwithstanding the foregoing, Masada shall not, without the prior written consent of Centennial, effect any settlement of any pending or threatened proceeding in respect of which Centennial is or could have been a party and indemnity could have been sought hereunder by Centennial, unless such settlement includes an unconditional release of Centennial from all liability arising out of such proceeding.

9.       TERM; TERMINATION.

        9.1     TERM.  Unless earlier terminated in accordance with this
Section 9, this Agreement shall commence on the date first set forth above and shall continue in full force and effect until the tenth anniversary of the date hereof (the "Initial Term"); provided, however, that this Agreement shall be extended by successive three year periods thereafter (each, a Renewal Term) unless either Masada or Centennial shall have given written notice to the other party no later than 180 days prior to the commencement of any Renewal Term of its desire that this Agreement terminate at the end of the Initial Term or then current Renewal Term, as the case may be.

        9.2 TERMINATION FOR INSOLVENCY. Notwithstanding anything else contained in this Agreement, this Agreement may be terminated by either party giving written notice to the other upon the happening of any of the following events:

               (a) The expiration of 21 days after the other party having a receiver validly appointed for the whole or any substantial part of its assets or immediately where a court order is validly made or a resolution of such party's stockholders passed for the winding up of such party other than for the purpose of reorganization or reconstruction.

               (b) In the event that the other party files a petition in bankruptcy or similar proceedings or is adjudicated bankrupt or if a petition for bankruptcy or similar proceedings is filed against such party and is not stayed or discharged within 45 days of such filing or if such party becomes insolvent or makes an assignment for the benefit of creditors or any agreement pursuant to bankruptcy law or otherwise acknowledges insolvency or is adjudged bankrupt or if such party discontinues business.

        9.3    TERMINATION FOR BREACH.   In the event of any material
breach of this Agreement, the non-breaching party shall give the breaching party written notice describing such material breach. Without limiting the foregoing, Masada's failure to obtain or maintain registration for any Trademark pursuant to Section 4.2 hereof or a determination that Masada does not have the rights to the Trademarks, Intellectual Property or Confidential Information as contemplated by Section 7.2(a) hereof shall be deemed to be a material breach by Masada hereunder. If the breaching party fails to cure such material breach or demonstrate to the non-breaching party's reasonable satisfaction that no breach exists within sixty (60) days of its receipt of written notice of same, such breach shall be deemed a material breach and an Event of Default hereunder and the non-breaching party shall have the following remedies and rights:

               (a) The non-breaching party may, subject to paragraphs (ii) and (iii) below, terminate this Agreement upon 60 days' written notice to the breaching party.

               (b) If Centennial is the non-breaching party, it may, subject to any rights of third parties, continue to use the Trademarks, Intellectual Property and Masada Confidential Information in the Territory until the later of the end of the Initial Term and three years following the occurrence of the Event of Default. If Centennial determines not to continue using any of the Trademarks, Intellectual Property or Masada Confidential Information or upon termination of its rights to use any of the Trademarks, Intellectual Property or Masada Confidential Information pursuant to the preceding sentence, Centennial shall, upon Masada's request and at Masada's expense, remove an related Masada trade dress from Centennial's facilities, equipment and customer locations and return the same to Masada.

               (c) If Masada is the non-breaching party, it may request that, upon six months' prior written notice, Centennial cease using all Trademarks, Intellectual Property and Masada Confidential Information and thereupon Centennial shall, at Centennial's expense, remove all related Masada trade dress from Centennial's facilities, equipment and customer locations and return the same to Masada.

                The remedies set forth above in this Section 9.3 and elsewhere in this Section 9 shall be cumulative and not exclusive of each other, and are in addition to any other remedies at law or equity that the non-breaching party may have under this Agreement or otherwise.

        9.4 RIGHTS ON TERMINATION. Notwithstanding anything to the contrary that may be contained herein, in the event of any termination or expiration of this Agreement, the confidentiality and indemnification provisions and any other provisions which by their terms are to be performed or complied with subsequent to the expiration or other termination of this Agreement in whole or in party shall survive and continue in full force and effect. The termination of this Agreement in whole or in part for any reason shall be without prejudice to, and shall not affect, the right of either party to recover from the other any and all damages to which either may be entitled therefor, or any other rights of either in connection therewith, and all such rights of both shall survive such termination. Notwithstanding anything in this Agreement to the contrary, upon termination of this Agreement for any reason, other than for a Centennial breach hereof, Masada shall not provide or offer to provide any Services in the Territory for a period of three years after the date of such termination.

        9.5     ACTIONS UPON TERMINATION.  Except as otherwise provided in
Section 9.3, upon termination or expiration of this Agreement, all rights hereunder shall terminate and Centennial shall remove all related Masada trade dress from Centennial's facilities, equipment and customer locations and return the same to Masada. Centennial and Masada shall equally share the costs and expenses of such removal and return unless (a) this Agreement is terminated pursuant to Section 9.2, in which case the non-terminating party shall pay all such costs and expenses or (b) this Agreement is terminated in connection with Centennial merging with or into another entity or Centennial selling all or substantially all of its assets to another entity, in which case Centennial shall pay all such costs and expenses.

10.      GOVERNMENT APPROVALS.

        10.1 REQUIRED APPROVALS. Subject to Section 4.2, Centennial shall obtain all necessary licenses, permits and approvals to market, promote, advertise, distribute and sell the Services in the Territory and to use the Trademarks as contemplated herein at Centennial's sole cost and expense.

        10.2 COMPLIANCE WITH LAWS. At all times during the term of this Agreement the parties shall comply fully with all laws, rules and regulations relating to the subject matter hereof and all amendments thereto.

11.       MISCELLANEOUS.

        11.1 NOTICES. Any notices, consents or approvals required or permitted to be given hereunder shall be deemed to be given and sufficient when delivered in writing, first class United States certified or registered letter, return receipt requested, by reputable overnight courier, personally or by telecopy with written confirmation as provided above to the other party:

to Masada:                                 Masada Security, Inc.
                                           3900 Montclair Road, Suite 300
                                           Birmingham, AL 35213
                                           Attention:  Terry W. Johnson

with a copy to:                            Tingle, Murvin, Watson & Bates, P.C.
                                           Suite 900
                                           Park Place Tower
                                           2001 Park Place
                                           Birmingham, AL 35203
                                           Attention:  Christopher R. Murvin

to Centennial:                             Centennial Security, Inc.
                                           1999 Broadway, Suite 4000
                                           Denver, CO 80202
                                           Attention:  Catharine Merigold

with a copy to:                            Kirkland & Ellis
                                           1999 Broadway, Suite 4000
                                           Denver, CO 80202
                                           Attention: Steven E. Segal

and at such other place or to such other person as a party may specify in writing and give notice thereof to the other party as provided in this
Section 11.1, such notice to be effective four (4) days after receipt of same.

        11.2 ENTIRE AGREEMENT. This Agreement, together with its Exhibits, contains the entire agreement between the parties relating to the subject matter hereof, and supersedes any and all prior understandings, agreements, representations and warranties by and between the parties, written or oral, which may be related to the subject matter hereof in any way. This Agreement may be amended only by written agreement embodying the full terms of the amendment and signed by the authorized representatives of both parties. This Agreement and the rights hereunder may be assigned, transferred, pledged or otherwise encumbered by Centennial or Masada only with the written consent of the other party, which consent will not be unreasonably withheld. This Agreement shall inure to the benefit of the parties' respective successors and assigns but shall not inure to the benefit of any trustee in bankruptcy, receiver or successor of Centennial, whether by operation of law or otherwise.

        11.3 NO WAIVER. None of the terms of this Agreement shall be deemed to be waived or amended by either party unless such waiver or amendment specifically references this Agreement and is in writing signed by the party to be bound.

        11.4 NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction against either party shall apply to any term or condition of this Agreement.

        11.5    SEVERABILITY.    Should any provision of this Agreement be held
by a court of competent jurisdiction to be illegal, invalid or unenforceable, such provision may be modified by such court in compliance with the law and, as modified, enforced. All other terms and conditions of this Agreement shall remain in full force and effect and shall be construed in accordance with the modified provision, as if such illegal, invalid or unenforceable provision had not been contained herein.

        11.6 GOVERNING LAW AND JURISDICTION. Either party may bring legal proceedings relating to this Agreement only upon seven days' advance notice to the other party unless injunctive or other equitable relief is sought. Each of Masada and Centennial hereby agree that any legal proceedings based hereon, or arising out of, under, or in connection with, this Agreement, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of Masada or Centennial or any of their respective affiliates shall be submitted, at the election of the party initiating the proceeding with respect to such dispute, either to arbitration or to judicial determination. Any arbitration shall be conducted in Denver, Colorado, if Masada is the party initiating the proceeding, or in Birmingham, Alabama, if Centennial is the party initiating the proceeding, in accordance with the then existing rules of the American Arbitration Association ("AAA"). In any arbitration pursuant to this Agreement, the award or decision shall be rendered by a majority of the members of an arbitration panel consisting of three members chosen in accordance with the then existing rules of the AAA. The award or decision of the arbitration panel pursuant to this Section 11.6 shall be binding and conclusive on the parties, provided that enforcement of such award or decision may be obtained in any court having jurisdiction over the party against whom such enforcement is sought.

        11.7 RELATIONSHIP OF THE PARTIES. The parties do not intend to create by this Agreement, and nothing in this Agreement shall be interpreted to create, a joint venture, partnership, or principal and agent relationship.

        11.8 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the sole benefit of the parties thereto and their assigns. The parties acknowledge and agree that there are no intended third party beneficiaries of this Agreement and that no third party may enforce any terms or conditions of this Agreement or claim any rights thereunder.

        11.9 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which will be deemed an original, but all of which together constitute one and the same instrument.



                                   * * * *

        IN WITNESS WHEREOF, the parties hereto, by their duly authorized representatives, have executed this Agreement as of the Effective Date first above written.





MASADA                                        CENTENNIAL

By: /s/ Terry W. Johnson                      By:/s/ Catharine M. Merigold
   -------------------------------               -----------------------------
Name: Terry W. Johnson                        Name: Catharine M. Merigold
Title: President                              Title: President







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